EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED,
PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report of Multimedia Games Holding Company, Inc. (the “Company”) for the quarter ended December 31, 2013 on Form 10‑Q, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Patrick J. Ramsey, Chief Executive Officer, and Adam Chibib, President and Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, based upon each of their respective knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	January 30, 2014	/s/ Patrick J. Ramsey
Patrick J. Ramsey
Chief Executive Officer

/s/ Adam Chibib
Adam Chibib
President and Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Multimedia Games Holding Company, Inc., and will be retained by Multimedia Games Holding Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.